UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2011

SAVOY ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-157960	26-0429687
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2100 West Loop South, Ste. 900, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 243-8788

Not Applicable
(Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17   CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountants

(a)
On August 11, 2011, the Board of Directors of Savoy Energy Corporation (“Savoy” or “Company”) decided to engage Paritz & Co., Hackensack, NJ as independent principal accountant and auditor to report on the Company’s financial statements for the fiscal year ended December 31, 2011, including performing the required quarterly reviews.

In conjunction with the new engagement, the Company has dismissed its former accountant, GBH CPAs, PC, Houston, TX (“GBH”)as the Company’s principal accountant effective August 11, 2011. GBH has served the Company well since 2009. Under Item 304 of Regulation S-K, the reason for the auditor change is dismissal, not resignation nor declining to stand for re-election.

During the two most recent fiscal years and the interim period through the date of the dismissal, there were no disagreements with GBH on any matter of accounting principles or practices, financial statement disclosure or auditing  scope or  procedure, which disagreements, if not resolved to GBH’s satisfaction, would have caused GBH to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years through the date of dismissal, the reports of GBH did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1) The Report of Independent Registered Public Accounting Firm issued by GBH with respect to the Company’s audited financial statements for the year ended December 31, 2009 contained the following statement:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has a working capital deficit, has generated limited revenues and has an accumulated deficit, which raises substantial doubt about their ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

2) The Report of Independent Registered Public Accounting Firm issued by GBH with respect to the Company’s audited financial statements for the year ended December 31, 2010 contained the following statement:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has a working capital deficit, has generated limited revenues and has an accumulated deficit, which raises substantial doubt about their ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two most recent fiscal years and any subsequent interim period through the date of change in accountants, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that GBH furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not GBH agreed with the above statements.  A copy of GBH’s letter to the SEC dated August 11, 2011 is filed as an Exhibit to this Form 8-K.

(b)
On August 11, 2011, the Company approved the engagement of Paritz & Co. as the Company's new independent registered public accounting firm for the fiscal year ending December 31, 2011. During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of GBH, the Company did not consult with Paritz & Co. regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit 16.1  Letter from GBH dated August 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVOY ENERGY CORPORATION

DATE: August 11, 2011	By:	/s/ Arthur Bertagnolli
Arthur Bertagnolli
President and Chief Executive Officer